UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2008
TRIAD FINANCIAL SM LLC

(Exact name of registrant as specified in its charter)

Delaware	333-65107	26-3953535

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5201 Rufe Snow Drive North Richland Hills, Texas	76180

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 631-6200
Triad Financial Corporation, 7711 Center Avenue, Suite 390, Huntington Beach, California, 92647
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
SIGNATURES

Introductory Note
     On December 22, 2008, Triad Holdings Inc. (“THI”), the former direct parent of Triad Financial Corporation (“TFC”), formed Triad Financial Holdings LLC (“TFH LLC”), a Delaware limited liability company, which was a wholly-owned subsidiary of THI. Also on December 22, 2008, TFH LLC created Triad Financial SM LLC (the “Company”), a Delaware limited liability company, which is a wholly-owned subsidiary of TFH LLC.
     On December 29, 2008, pursuant to an Agreement and Plan of Merger by and between TFC and the Company, TFC merged with and into the Company, with the Company as surviving business entity.
     On December 30, 2008, Triad Holdings, LLC (“TH LLC”), the former direct parent of THI and indirect parent of each of TFC and the Company, was liquidated and dissolved in accordance with Delaware law (the “TH LLC Liquidation”). In connection with the TH LLC Liquidation, all outstanding stock of THI, which was the sole remaining material asset of TH LLC, was distributed to its members.
     On December 31, 2008, THI was liquidated and dissolved in accordance with Delaware law (the “THI Liquidation”). In connection with the THI Liquidation all outstanding units of TFH LLC, which were the sole remaining material assets of THI, were distributed to its stockholders.
     Following the TH LLC Liquidation and the THI Liquidation, the former members of TH LLC are the current members of TFH LLC.
Section 1 — Registrant’s Business and Operations
     Item 1.01 Entry into a Material Definitive Agreement.
1. Supplemental Indenture
     On December 29, 2008, the Company, Triad Financial SM Inc. (“TF SM Inc.”), a Delaware corporation and wholly-owned subsidiary of the Company, and The Bank of New York Mellon, as trustee (the “Trustee”), entered into a second supplemental indenture (the “Second Supplemental Indenture”) to the Indenture (as amended and supplemented from time to time, the “Indenture”), dated as of April 29, 2005, initially by and among Triad Acquisition Corp., as predecessor of TFC, and the Trustee, providing for the issuance of the 11.125% Senior Notes due 2013 (the “Notes”).
     The Second Supplemental Indenture provides that each of the Company and TF SM Inc. will become co-issuers of the Notes under the Indenture. As co-issuers, each, jointly and severally, assumed all obligations of TFC under the Indenture and the Notes and agreed to be bound by all the terms, provisions and conditions of the Indenture and the Notes.
2. Limited Liability Company Agreement Triad Financial Holdings LLC
     On December 30, 2008, THI, as sole initial member, entered into the limited liability company agreement (the “TFH LLC Agreement”) of TFH LLC. The TFH LLC Agreement is on substantially similar terms to the amended and restated limited liability company agreement of TH LLC, dated as of June 17, 2008 and filed as Exhibit 10.16 on Form 10-Q of TFC on August 14, 2008 (File No. 333-65107), including terms related to capitalization, the board of managers, transfer restrictions and buy/sell rights. Following the THI Liquidation, each former member of TH LLC became party to the TFH LLC Agreement.
     Under the terms of the TFH LLC Agreement, the board of managers is initially composed of the following eight members: Philip A. Canfield, David A. Donnini, Aaron D. Cohen, Donald J. Edwards, J. Randy Staff, Carl B. Webb, Daniel D. Leonard and Gerald J. Ford.

3. Registration Rights Agreement of Triad Financial Holdings LLC
     On December 31, 2008, the members of TFH LLC, following the THI Liquidation, entered into a Registration Rights Agreement with TFH LLC (the “Registration Rights Agreement”).
     Under the Registration Rights Agreement, the holders of a majority of the Goldman registrable securities, the holders of a majority of the GTCR registrable securities and the holders of a majority of the Hunter’s Glen/Ford registrable securities (each as defined in the Registration Rights Agreement), each have the right at any time after an underwritten initial public offering of the common units of TFH LLC or common stock of a successor corporation, in each case, with gross proceeds of at least $50.0 million, subject to specified conditions, to request TFH LLC or any subsidiary to register any or all of their securities under the Securities Act on Form S-1, which we refer to as a “long-form registration,” at the expense of TFH LLC, or on Form S-2 or Form S-3, which we refer to as a “short-form registration,” at the expense of TFH LLC provided that the aggregate offering value of registrable securities to be registered in a short-form registration must equal at least $10.0 million. TFH LLC is not required, however, to effect any long-form registration within 90 days after the effective date of a previous long-form registration or a previous registration in which the holders of registrable securities were given the piggyback rights in the following sentence (without any reduction). At the expense of TFH LLC, all holders of registrable securities are entitled to the inclusion of such securities in any registration statement used by TFH LLC to register any offering of its equity securities (other than pursuant to a demand registration or in connection with an initial public offering of the common stock of TFH LLC or a registration on Form S-4 or Form S-8).
4. Joinder to Management Agreement
     On December 31, 2008, the Company, TFH LLC and Diamond A Administration LLC (“Diamond A”) entered into a joinder to the Management Agreement (the “Joinder to Management Agreement”), originally dated as of April 29, 2005 (the “Management Agreement”), among TFC, TH LLC, THI and Hunter’s Glen/Ford Ltd. (“HGF”) (filed as Exhibit 10.2 to the Registration Statement on Form S-4 of TFC, filed on July 12, 2005 (File No. 333-126538)), as assigned by HGF to Diamond A. Pursuant to the Joinder to Management Agreement, each of the Company and TFH LLC agreed to become a party to, and be bound by the Management Agreement, with TFH LLC becoming the “LLC” under the Management Agreement and with the Company becoming the “Companies” under the Management Agreement. Under the Joinder to Management Agreement, TFH LLC and the Company agreed to become jointly and severally liable for all obligations and liabilities of TFC, THI and TH LLC under the Management Agreement.
5. Limited Liability Company Agreement of Triad Financial SM LLC
     On December 30, 2008, TFH LLC, as sole initial member, entered into a limited liability company agreement of the Company and, on December 31, 2008, TFH LLC entered into an amended limited liability company agreement of the Company (as amended, the “TF SM LLC Agreement”). The TF SM LLC Agreement contains customary provisions applicable to a Delaware limited liability company. In addition, the TF SM LLC Agreement contains the following provisions:
     Capitalization. The TF SM LLC Agreement provides that the Company may issue certificates to TFH LLC, as member (in such capacity, the “Member”) representing the units held by the Member. The Company has authorized preferred units and common units under the terms of its limited liability company agreement. Each class of units represents a fractional part of the membership interests of the Company.
     Pursuant to the TF SM LLC Agreement, the Company has issued preferred units (the “Series 1 Preferred Units”), which accrue dividends at a rate of 15% per annum, compounded quarterly. Upon any liquidation or other distribution by the Company, holders of Series 1 Preferred Units will be entitled to an amount equal to the original investment in such preferred units, plus any accrued and unpaid preferred yield, before any payments may be made to holders of common units. The common units represent the common equity of the Company. After payment of (1) the accrued and unpaid preferred yield on the Series 1 Preferred Units and (2) the return of the invested capital by the holders of the Series 1 Preferred Unit, the holders of common units will be entitled to any remaining proceeds of any liquidation or other distribution by the Company pro rata according to the number of common units held by such holder.
     Board of Managers. The board of managers generally has the exclusive authority to manage and control the business and affairs of the Company, provided that certain actions are subject to the approval rights of the Member. Under the terms of the TF SM LLC Agreement, the board is initially composed of the following eight members: Philip A. Canfield, David A. Donnini, Aaron D. Cohen, Donald J. Edwards, J. Randy Staff, Carl B. Webb, Daniel D. Leonard and Gerald J. Ford.
6. Secured Promissory Note
     On December 31, 2008, TFH LLC entered into a $17.0 million secured promissory note (the “Secured Promissory Note”) with one of its direct equity holders, HGF. The Secured Promissory Note will accrue interest at 15% and the interest shall be payable quarterly, on the last day of each March, June, September and December while the Secured Promissory Note is outstanding. The Secured Promissory Note is due and payable the earlier of (x) April 30, 2009, (y) five business days following the date upon which the aggregate amount of managed assets (as defined in the Secured Promissory Note) of the Company is less than $2,000,000,000 and (z) any earlier date upon which the Secured Promissory Note becomes due and payable pursuant to the terms thereof. Specified portions of the Secured Promissory Note was assigned by HGF collectively to GTCR Fund VIII, L.P., Fund VIII/B Triad Splitter, L.P. and GTCR Co-Invest II, L.P. The Secured Promissory Note is secured by the Series 1 Preferred Units of the Company held by TFH LLC, including all distributions and proceeds thereof.
Section 3 — Securities and Trading Markets
     Item 3.02 Unregistered Sales of Equity Securities.
     On December 31, 2008, the Company sold 17,000,000 Series 1 Preferred Units to TFH LLC, its parent company, for an aggregate purchase price of $17,000,000 in cash. No underwriting discounts or commissions were paid. The Series 1 Preferred Units were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(2) of the Securities Act based on TFH LLC’s investment intent, financial and business matters sophistication and other typical investment representations. These units are restricted securities and may not be resold unless registered under the Securities Act or exempt from the registration requirements thereof. The Series 1 Preferred Units are not convertible or exchangeable into the Company’s common units. The Series 1 Preferred Units are not redeemable at the option of any holder of the Series 1 Preferred Units. To the extent declared by the board of managers of the Company, quarterly dividends are payable at an annual rate of 15.0%.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triad Financial SM LLC, a Delaware limited liability company
Date: January 5, 2009	By:	/s/ TIMOTHY M. O’CONNOR
		Name:	Timothy M. O’Connor
		Title:	Senior Vice President